                                                                 EXHIBIT (99)b


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549
                                _______________


                                   FORM 11-K

                                _______________


      [X] Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

            For the fiscal year ended December 31, 1995

                                      OR

      [ ] Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

      For the transition period from __________ to ____________

      Commission file number 1-5152

            A. Full title of the plan and the address of the plan if different from that of the issuer named below:

                          UTAH POWER & LIGHT COMPANY
                   EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                 OF PACIFICORP

            B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                  PACIFICORP
                        700 N.E. MULTNOMAH, SUITE 1600
                         PORTLAND, OREGON  97232-4116

                             REQUIRED INFORMATION


                                                                    Page No.
                                                                    ________


1.    Independent Auditors' Report                                    3-4

2.    Statements of Net Assets Available for
        Benefits at December 31, 1995 and 1994                        5-6


3.    Statements of Changes in Net Assets
        Available for Benefits for the Years
        Ended December 31, 1995 and 1994                              7-8

4.    Notes to Financial Statements                                  9-16

5.    Supplemental Schedules as of December 31, 1995
        and for the year then ended:
        Item 27a - Schedule of Assets Held for
         Investment Purposes                                           17
        Item 27d - Schedule of Reportable Transactions                 18


                                  * * * * * *

      The following supplemental schedules required to be included with financial statements in connection with Form 5500 filed with the Department of Labor are not included herein because of the absence of conditions under which they are required:

      Item 27b - Schedule of Loans or Fixed Income Obligations
      Item 27c - Schedule of Leases in Default or Classified as Uncollectible
      Item 27e and f - Schedule of Nonexempt Transactions

INDEPENDENT AUDITORS' REPORT
____________________________

Utah Power & Light Company
Employee Savings and Stock Purchase
Plan of PacifiCorp:

We have audited the accompanying statements of net assets available for benefits of the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, listed in the table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in the net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP
Salt Lake City, Utah
April 14, 1996

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                                     DECEMBER 31, 1995




                                                                               SUPPLEMENTAL INFORMATION BY FUND
                                                                 ____________________________________________________________

ASSETS                                 TOTAL         BASIC          FUND I      FUND  II     FUND III    FUND IV      LOAN
______                             _____________  _____________  ____________  ___________  __________  _________  __________

INVESTMENTS (stated at fair values)
 (Notes 1, 2, and 3):
  PacifiCorp common stock......     $118,459,882   $107,484,255   $10,975,627   $        -  $        -   $      -  $        -
  Other........................       21,195,670              -             -    8,497,492   5,936,280    830,853   5,931,045
                                    ____________   ____________   ___________   __________  __________   ________  __________
     Total Investments.........      139,655,552    107,484,255    10,975,627    8,497,492   5,936,280    830,853   5,931,045

RECEIVABLES:
Contributions..................           32,614         17,738         1,552          740      12,172        412           -
Interest.......................            1,562          1,457           105            -           -          -           -
                                    ____________   ____________   ___________   __________  __________   ________  __________
     Total Receivables                    34,176         19,195         1,657          740      12,172        412           -
CASH...........................            2,142          2,001           142            -           -         (1)          -
                                    ____________   ____________   ___________   __________  __________   ________  __________
     Total Assets..............      139,691,870    107,505,451    10,977,426    8,498,232   5,948,452    831,264   5,931,045
                                    ____________   ____________   ___________   __________  __________   ________  __________

LIABILITIES
___________

MANAGEMENT FEES PAYABLE........           19,491              -             -       17,755           -      1,736           -
                                    ____________   ____________   ___________   __________  __________   ________  __________
     Total Liabilities.........           19,491              -             -       17,755           -      1,736           -
                                    ____________   ____________   ___________   __________  __________   ________  __________
NET ASSETS AVAILABLE
FOR BENEFITS...................     $139,672,379   $107,505,451   $10,977,426   $8,480,477  $5,948,452   $829,528  $5,931,045
                                    ============   ============   ===========   ==========  ==========   ========  ==========



                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                                     DECEMBER 31, 1994



                                                                               SUPPLEMENTAL INFORMATION BY FUND
                                                                 ____________________________________________________________

ASSETS                                 TOTAL         BASIC          FUND I      FUND  II     FUND III    FUND IV      LOAN
______                             _____________  _____________  ____________  ___________  __________  _________  __________

INVESTMENTS (stated at fair values)
 (Notes 1, 2, and 3):
  PacifiCorp common stock......     $ 94,474,585    $85,495,057    $8,979,528   $        -  $        -   $      -  $        -
  Other........................       17,328,930              -             -    6,309,953   5,468,470    550,031   5,000,476
                                    ____________    ___________    __________   __________  __________   ________  __________
     Total Investments.........      111,803,515     85,495,057     8,979,528    6,309,953   5,468,470    550,031   5,000,476

RECEIVABLES - Contributions....           30,308         20,999           925        1,855       6,239        290           -
CASH...........................              900          2,550            52          141      (1,884)        41           -
                                    ____________    ___________    __________   __________  __________   ________  __________
     Total Assets..............      111,834,723     85,518,606     8,980,505    6,311,949   5,472,825    550,362   5,000,476
                                    ____________    ___________    __________   __________  __________   ________  __________

LIABILITIES
___________

MANAGEMENT FEES PAYABLE........           14,863              -             -       13,671           -      1,192           -
                                    ____________    ___________    __________   __________  __________   ________  __________
     Total Liabilities.........           14,863              -             -       13,671           -      1,192           -
                                    ____________    ___________    __________   __________  __________   ________  __________
NET ASSETS AVAILABLE
FOR BENEFITS...................     $111,819,860    $85,518,606    $8,980,505   $6,298,278  $5,472,825   $549,170  $5,000,476
                                    ============    ===========    ==========   ==========  ==========   ========  ==========




                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                           FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                               SUPPLEMENTAL INFORMATION BY FUND
                                                                 ____________________________________________________________

                                       TOTAL         BASIC          FUND I      FUND  II     FUND III    FUND IV      LOAN
                                   _____________  _____________  ____________  ___________  __________  _________  __________

ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  Investment Income (Notes 2 and 3):
    Cash Dividends on common
     stock of PacifiCorp.......    $  5,818,887   $  5,273,370   $   545,517   $        -   $        -  $      -  $        -
    Interest and Other Income..         860,653         16,572         1,422            -      406,692         -     435,967
    Net Appreciation in Fair Value
     of Investments                  18,972,908     15,249,278     1,551,585    2,025,756            -   146,289           -
                                   ____________   ____________   ___________   __________   __________  ________  __________
        Total Investment Income..    25,652,448     20,539,220     2,098,524    2,025,756      406,692   146,289     435,967
                                   ____________   ____________   ___________   __________   __________  ________  __________

  Contributions (Note 1):
    Participating Employees....       6,202,388      4,351,128       721,726      646,027      306,879   176,628           -
    Company....................       3,698,459      3,698,459             -            -            -         -           -
                                   ____________   ____________   ___________   __________   __________  ________  __________
        Total Contributions....       9,900,847      8,049,587       721,726      646,027      306,879   176,628           -
                                   ____________   ____________   ___________   __________   __________  ________  __________
  Fund Transfers - Net.........               -              -       (26,730)       1,569       55,527   (30,366)          -
  Loans - Net (Notes 1 and 2)..               -       (198,592)     (156,700)    (124,749)     (48,454)   11,977     516,518
                                   ____________   ____________   ___________   __________   __________  ________  __________
        Total Additions........      35,553,295     28,390,215     2,636,820    2,548,603      720,644   304,528     952,485
                                   ____________   ____________   ___________   __________   __________  ________  __________

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Participant Withdrawals
   (Notes 2 and 4).............       7,120,378      5,959,644       620,466      278,974      243,625    17,669           -
  Transfer to PacifiCorp K Plus
   (Note 1)....................         509,394        443,726        19,433       22,449        1,392       478      21,916
  Administrative Expenses (Note 1)       71,004              -             -       64,981            -     6,023           -
                                   ____________   ____________   ___________   __________   __________  ________  __________

        Total Deductions.......       7,700,776      6,403,370       639,899      366,404      245,017    24,170      21,916
                                   ____________   ____________   ___________   __________   __________  ________  __________

NET INCREASE ..................      27,852,519     21,986,845     1,996,921    2,182,199      475,627   280,358     930,569

NET ASSETS AVAILABLE FOR
 BENEFITS, JANUARY 1...........     111,819,860     85,518,606     8,980,505    6,298,278    5,472,825   549,170   5,000,476
                                   ____________   ____________   ___________   __________   __________  ________  __________
NET ASSETS AVAILABLE FOR
 BENEFITS, DECEMBER 31.........    $139,672,379   $107,505,451   $10,977,426   $8,480,477   $5,948,452  $829,528  $5,931,045
                                   ============   ============   ===========   ==========   ==========  ========  ==========


                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                           FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                               SUPPLEMENTAL INFORMATION BY FUND
                                                                 ____________________________________________________________

                                       TOTAL         BASIC          FUND I      FUND  II     FUND III    FUND IV      LOAN
                                   _____________  _____________  ____________  ___________  __________  _________  __________

ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  Investment Income (Notes 2 and 3):
    Cash Dividends on common
     stock of PacifiCorp.......    $  5,210,831    $ 4,712,462    $  498,369   $        -   $        -  $      -  $        -
    Interest and Other Income..         768,328         11,597         1,080            -      370,938         -     384,713
    Net Appreciation in Fair Value
     of Investments                  (4,874,118)    (4,489,584)     (468,695)      83,467            -       694           -
                                   ____________    ___________    __________   __________   __________  ________  __________
        Total Investment Income..     1,105,041        234,475        30,754       83,467      370,938       694     384,713
                                   ____________    ___________    __________   __________   __________  ________  __________

  Contributions (Note 1):
    Participating Employees....       6,160,174      4,291,180       797,046      583,781      325,926   162,241           -
    Company....................       3,647,503      3,647,503             -            -            -         -           -
                                   ____________    ___________    __________   __________   __________  ________  __________
        Total Contributions....       9,807,677      7,938,683       797,046      583,781      325,926   162,241           -
                                   ____________    ___________    __________   __________   __________  ________  __________
  Fund Transfers - Net.........               -              -       (96,594)     146,211      (88,386)   38,769           -
  Loans - Net (Notes 1 and 2)..               -        210,283       (12,836)     (71,140)     (29,583)   10,339    (107,063)
                                   ____________    ___________    __________   __________   __________  ________  __________
        Total Additions........      10,912,718      8,383,441       718,370      742,319      578,895   212,043     277,650
                                   ____________    ___________    __________   __________   __________  ________  __________

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Participant Withdrawals
   (Notes 2 and 4).............       3,566,519      3,018,170       259,870      160,545      116,345    11,589           -
  Transfer to PacifiCorp K Plus
   (Note 1)....................         275,609        201,404        20,637        6,092       16,448       565      30,463
  Administrative Expenses (Note 1)       56,843              -             -       52,700            -     4,143           -
                                   ____________    ___________    __________   __________   __________  ________  __________

        Total Deductions.......       3,898,971      3,219,574       280,507      219,337      132,793    16,297      30,463
                                   ____________    ___________    __________   __________   __________  ________  __________

NET INCREASE ..................       7,013,747      5,163,867       437,863      522,982      446,102   195,746     247,187

NET ASSETS AVAILABLE FOR
 BENEFITS, JANUARY 1...........     104,806,113     80,354,739     8,542,642    5,775,296    5,026,723   353,424   4,753,289
                                   ____________    ___________    __________   __________   __________  ________  __________
NET ASSETS AVAILABLE FOR
 BENEFITS, DECEMBER 31.........    $111,819,860    $85,518,606    $8,980,505   $6,298,278   $5,472,825  $549,170  $5,000,476
                                   ============    ===========    ==========   ==========   ==========  ========  ==========


                             See Notes to Financial Statements

                          UTAH POWER & LIGHT COMPANY
                   EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                 OF PACIFICORP


                         NOTES TO FINANCIAL STATEMENTS



1.    DESCRIPTION OF THE PLAN

      General
      _______

      The Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the Plan) is a qualified defined contribution plan under
Section 401(k) of the Internal Revenue Code and is exempt from Federal income taxes. The employee's tax liability is deferred until the employee receives distributions from the Plan. This deferral applies to the income of the Plan, the contributions of PacifiCorp (the Company) and the before-tax contributions of the employee. The Plan complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

      The Plan permits participants, at their election, to make supplemental, tax-deferred contributions to one or more of the separate investment funds as permitted by Section 401(k) of the Internal Revenue Code. Each participant's annual combined tax-deferred contributions to the Plan may not exceed $9,240 for 1995 and 1994, as permitted by the Internal Revenue Service regulations. The Plan also permits participants to borrow from their before-tax employee contribution accounts and the Company matching portion of the participant's before-tax accounts. The Plan Committee approves all loans and determines related interest rates. Payroll deductions are required to repay the loans which must be repaid within five years, except in the case of loans used to acquire or construct a principal residence, which loans may be repaid over a period not to exceed twenty years. Loans must be repaid in full at the time of retirement or termination.

      The Plan has received determination letters from the Internal Revenue Service stating the Plan is a qualified employee benefit plan. The date of the most recent of such letters is February 25, 1994.

      The cost of administration of the Plan is paid by both the Plan and the Company.


      Eligibility
      ___________

      All bargaining unit Company employees represented by IBEW Local 57 who complete one year of service (defined as a 12-month period within which an employee has completed not less than 1,000 hours of service) may participate in the Plan. For employees who are transferred to IBEW Local 57, prior service with PacifiCorp or any other PacifiCorp division, subsidiary, or affiliate shall be included for determining eligibility for participation. As of December 31, 1995 and 1994, there were 2,252 and 2,393 employees and 425 and 319 former employees participating in the Plan for a total of 2,677 and 2,712, respectively.

      Utah Power bargaining unit employees who transfer from IBEW Local 57 to other PacifiCorp bargaining units or non-bargaining unit positions will have their accounts in the Plan transferred to the PacifiCorp K Plus Employee Savings and Stock Ownership Plan (the PacifiCorp K Plus Plan). There were 14 employees during both years ended December 31, 1995 and 1994, that transferred to the PacifiCorp K Plus Plan.


      Fund Participation
      __________________

      The number of participants in each fund at December 31, 1995 was as follows:

      Basic Fund                          2,677
      Supplemental:
        Fund I   - Company Stock Fund       653
        Fund II  - Equity Investment Fund   537
        Fund III - Stable Asset Fund        352
        Fund IV - Balanced Fund             202
        Loan Fund                           856

      Employees may participate in one or more Supplemental funds in addition to the Basic Fund.

      Investment Policy
      _________________

      Under provisions of the Plan, the Basic Fund and Fund I are invested in common stock of PacifiCorp, Fund II is invested in the Columbia Trust Company Common Stock Investment Fund, Fund III is invested in stable asset investment contracts, Fund IV is invested in the Columbia Trust Company Balanced Investment Fund, and the Loan Fund is invested in loans to participants.

      Funding
      _______

      The source of funding for the basic portion of the Plan is employee contributions from 1% to 6% of employees' regular earnings and the Company matching contributions which are equal to 85% of employee contributions.

      The source of funding for the supplemental portion of the Plan is additional employee contributions from 1% to 10% of employees' regular earnings.

      The Company collects all employee contributions and transmits them, together with the Company contributions, to the Trustee. All such contributions and all other cash and stock received under the Plan by the Trustee are held in the trust for the exclusive benefit of the Plan participants.


      Vesting
      _______

      All contributions and earnings vest immediately.

      Termination Priorities
      ______________________

      In the event the Plan is terminated, the trust is to continue until all of the assets in the trust have been distributed to participants or their beneficiaries in accordance with the terms of the Plan in effect at the time of its termination. No part of the vested trust assets is to revert to or be recovered by the Company or be used for, or diverted to, any purpose other than for the exclusive benefit of participants and their beneficiaries.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation
      _____________________

      The Plan financial statements are prepared in accordance with generally accepted accounting principles. The accounting practices and policies are consistent with those prescribed or permitted by the Department of Labor.

      Investments
      ___________

      The investment in the Company's common stock (Basic and Fund I) is stated at fair value based on published market quotations at year end. Dividends from the common stock are accrued on the date the shares trade without dividend rights.

      The investment in Fund II is stated at fair value based on the number of units of the Columbia Trust Company Common Stock Investment Fund held by the Plan and the fair value of such units at year end. The unit value is adjusted to reflect the value of dividends received on shares of stock held by the fund.

      The investment in Fund III is placed in stable asset investment contracts and is stated at cost which approximates fair value.

      The investment in Fund IV is comprised of common stocks, bonds, and money market investments, and is stated at fair value based on the number of units of the Columbia Trust Company Balanced Investment Fund held by the Plan and the fair value of such units at year end. The unit value is adjusted to reflect the value of dividends received on shares of stock held by the fund.

      The investment in loans to participants (Loan Fund) is stated at the uncollected principal balances of the loans which approximates fair value.

      The temporary investment is carried at cost which approximates fair value.

      Changes in fair value of investments during each year are shown as net appreciation or depreciation in fair value of investments in the statements of changes in net assets available for benefits. Investment transactions are recorded on a trade date basis.

      Generally accepted accounting principles provide that liabilities for amounts payable to participants who have elected to withdraw from the Plan should not be recorded until paid. Accordingly, the liability due to participating employees who have elected to withdraw are not accrued (see
Note 4).

      Plan Withdrawals
      ________________

      Participants' withdrawals from Basic and Fund I are distributed in shares of the Company's common stock and are stated at the carrying value of the stock, which approximates the fair value, as of the most recent quarter end.


      Participants' Accounts
      ______________________

      Investments in the Company's common stock were allocated to participants' accounts based upon original cost. Net appreciation (depreciation) in fair value of all funds is allocated to participants' accounts quarterly.

3.    INVESTMENTS

      Information with respect to the Plan's investments at December 31, 1995 and 1994 are as follows:

                                          Number of                 Fair
Investments                            Shares/Units                Value
___________                            ____________                _____

1995
____

PacifiCorp common stock                   5,607,568        $ 118,459,882
                                                           _____________


Other:
   Columbia Trust Company
    Common Stock Investment
    Fund                                    751,211            8,497,492

   Provident Life Insurance
    Company Guaranteed
    Investment Contract                   1,633,504            1,633,504

   Allstate Life Insurance
    Company Guaranteed
    Investment Contract                   1,934,990            1,934,990

   Metropolitan Insurance
    Company Guaranteed
    Investment Contract                   1,636,875            1,636,875

   U. S. Trust Company
    Capital Preservation
    Fund                                    730,911              730,911

   Columbia Trust Company
    Balanced Investment Fund                102,991              830,853

   Loans to participants and
   related interest, fixed
   interest rates at prime
   plus 1% ranging from 7.0%
   to 12.5% with maturity
   dates up to 20 years,
   collateralized by participants'
   account balances                       5,931,045            5,931,045
                                                            ____________

           Total Other                                        21,195,670
                                                            ____________


                   TOTAL                                    $139,655,552
                                                            ============

                                          Number of                 Fair
Investments                            Shares/Units                Value
___________                            ____________                _____

1994
____

PacifiCorp common stock                   5,212,391         $ 94,474,585
                                                            ____________


Other:
   Columbia Trust Company
    Common Stock Investment
    Fund                                    735,132            6,309,953

   Provident Life Insurance
    Company Guaranteed
    Investment Contract                   1,554,068            1,554,067

   Allstate Life Insurance
    Company Guaranteed
    Investment Contract                   1,788,558            1,788,558

   Metropolitan Insurance
    Company Guaranteed
    Investment Contract                   1,542,572            1,542,572

   U. S. Trust Company
    Capital Preservation
    Fund                                    583,273              583,273


   Columbia Trust Company
    Balanced Investment Fund                 85,106              550,031

   Loans to participants and
   related interest, fixed
   interest rates at prime
   plus 1% ranging from 7.0%
   to 12.5% with maturity
   dates up to 20 years,
   collateralized by participants'
   account balances                       5,000,476            5,000,476
                                                            ____________

           Total Other                                        17,328,930
                                                            ____________


                   TOTAL                                    $111,803,515
                                                            ============

During the year ended December 31, 1995 and 1994, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:

                                               1995              1994
                                               ____              ____
Investments
___________

  PacifiCorp common stock               $16,800,863       $(4,958,279)
  Columbia Trust Company:
    Common Stock Investment Fund          2,025,756            83,467
    Balanced Investment Fund                146,289               694
                                        ___________       ___________
  Net appreciation (depreciation)
    in fair value                       $18,972,908       $(4,874,118)
                                        ===========       ===========

4.    WITHDRAWALS

In accordance with generally accepted accounting principles, the liability due to participating employees who have elected to withdraw from the Plan was not accrued on the Plan's statement of net assets available for benefits at December 31, 1995 and 1994. Participant withdrawals included in the 1995 and 1994 financial statements differ from total participant withdrawals shown on the Form 5500 for 1995 and 1994 reported to the Department of Labor as follows:

                                     Total         Basic       Fund I     Fund II     Fund III    Fund IV
                                     _____         _____       ______     _______     ________    _______
   1995
   ____

   Participants withdrawals
    shown on the 1995 statement
    of changes in net assets
    available for benefits         $7,120,378   $5,959,644    $620,466    $278,974    $243,625    $17,669
   Less: Liability due to
    participating employees
    at December 31, 1994             (258,359)    (214,891)    (18,514)     (3,446)    (21,508)         -
   Liability due to partici-
    pating employees at
    December 31, 1995               2,179,059    1,652,077     190,078     191,468     140,424      5,012
                                   __________   __________    ________    ________    ________    _______

   Total participant withdrawals
    shown on the Form 5500         $9,041,078   $7,396,830    $792,030    $466,996   $ 362,541    $22,681
                                   ==========   ==========    ========    ========   =========    =======

                                     Total         Basic       Fund I     Fund II     Fund III    Fund IV
                                     _____         _____       ______     _______     ________    _______

   1994
   ____

   Participants withdrawals
    shown on the 1994 statement
    of changes in net assets
    available for benefits         $3,566,519   $3,018,170    $259,870    $160,545    $116,345    $11,589
   Less: Liability due to
    participating employees
    at December 31, 1993           (1,020,172)    (812,866)    (80,311)    (78,350)    (48,645)         -
   Liability due to partici-
    pating employees at
    December 31, 1994                 258,359      214,891      18,514       3,446      21,508          -
                                   __________   __________    ________    ________    ________    _______

   Total participant withdrawals
    shown on the Form 5500         $2,804,706   $2,420,195    $198,073    $ 85,641    $ 89,208    $11,589
                                   ==========   ==========    ========    ========    ========    =======

                                 UTAH POWER & LIGHT
                      EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                    OF PACIFICORP

                                SUPPLEMENTAL SCHEDULE
             ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                  DECEMBER 31, 1995

                                        Number of       Historical         Current
                                           Units/          Cost of           Value
Description                                Shares            Asset        of Asset
___________                             _________       __________        ________


PacifiCorp (Party in interest)
  common stock                          5,607,568     $102,091,480    $118,459,882
                                                      ____________     ___________

Other:
  Columbia Trust Company Common
  Stock Investment Fund                   751,211        3,648,998       8,497,492

  Provident Life Insurance Company
  Guaranteed Investment Contract        1,633,504        1,633,504       1,633,504

  Allstate Life Insurance Company
  Guaranteed Investment Contract        1,934,990        1,934,990       1,934,990

  Metropolitan Insurance Company
  Guaranteed Investment Contract        1,636,875        1,636,875       1,636,875

  U. S. Trust Company
  Capital Preservation
  Fund                                    730,911          730,911         730,911

  Columbia Trust Company
  Balanced Investment Fund                102,991          645,266         830,853

  Loans to participants and
  related interest, fixed
  interest rates at prime plus
  1% ranging from 7.0% to 12.5%
  with maturity dates up to 20
  years, collateralized by
  participants' account balances        5,931,045        5,931,045       5,931,045
                                                      ____________    ____________

         Total Other                                    16,161,589      21,195,670
                                                      ____________    ____________

              TOTAL                                   $118,253,069    $139,655,552
                                                      ============    ============

                             UTAH POWER & LIGHT COMPANY
                      EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                    OF PACIFICORP

                                SUPPLEMENTAL SCHEDULE
                   ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                        FOR THE YEAR ENDED DECEMBER 31, 1995

SERIES REPORTABLE TRANSACTIONS
______________________________


                                                                                              Current
                                                                                              Value of
                                                                    Expenses                  Asset on
Asset            Number of      Number of    Purchase    Selling   Incurred with   Cost of    Sales or      Gain or
Description     Transactions   Units/Shares    Price      Price    Transactions     Asset   Transfer Date   (Loss)
                ____________   ____________  ________    _______   _____________   _______  _____________   _______

PacifiCorp
(Party in interest)
common stock:

Purchases            80          866,559    $16,502,867     N/A         N/A           N/A         N/A         N/A

Distributions to
Participants         28          438,258        N/A      $8,651,942     N/A       $8,651,942   $8,651,942     NONE


SINGLE REPORTABLE TRANSACTION
_____________________________

None

                                      SIGNATURE


The Plan.  Pursuant to the requirements of the Securities Exchange Act of 1934,
- --------
the Employee Savings and Stock Purchase Plan Committee, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


(REGISTRANT)                   UTAH POWER & LIGHT COMPANY
                        EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                     OF PACIFICORP







BY (SIGNATURE)          /s/ H. Arnold Wagner

(NAME AND TITLE)        H. ARNOLD WAGNER
                        Plan Committee Member


DATE                          May 24, 1996